UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K



              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         Date of Report: March 25, 1997



                        HUMPHREY HOSPITALITY TRUST, INC.
             (Exact name of registrant as specified in its charter)


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
                    Virginia                                                52-1889548
            (State of Incorporation)                                     (I.R.S. employer
                                                                        identification no.)

12301 Old Columbia Pike, Silver Spring MD  20904                          (301) 680-4343
    (Address of principal executive offices)                      (Registrant's telephone number)

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                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)






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Item 2.  Acquisitions or Disposition of Assets


         On March 17, 1997, Humphrey Hospitality Trust, Inc., through its partnership, Humphrey Hospitality L.P. (the "Partnership") completed the acquisition of a 79-room Comfort Inn hotel in New Castle, Pennsylvania from BCL Properties.

         The purchase price for the hotel was follows:

         New Castle, Pennsylvania           $3,000,000

         The purchase price was paid through the use of cash.

         The property is to be leased by the Partnership to Humphrey Hospitality Management, Inc., the lessor of the Partnership's other hotel properties, pursuant to percentage leases which provide for rent based, in part, on the room revenues from the hotel. The lease went into effect on March 17, 1997.

         The following table sets forth (i) the annual Base Rent, and (ii) the annual Percentage Rent formula:


Acquired Hotel             Base Rent          Percentage Rent Formula
--------------             ---------          -----------------------
Comfort Inn                 $216,996          7.5% of quarterly room
New Castle, PA                                revenues up to room revenues
                                              of $1,000,000 per annum, plus
                                              15% of semi-annual room
                                              revenues up to $1,000,000 of
                                              room revenues per annum,
                                              plus 35% of room revenues in
                                              excess of $1,000,000 of room
                                              revenues per annum, plus 8%
                                              of monthly other revenues.

Item 7.  Financial Statements.  Pro Forma Financial Information and Exhibits

         As of the date of this report, historical audited financial information is not available. Audited financial information will be provided for the above acquisition, which meets the "significant amount of assets" test under Item 2 of Form 8-K or Rule 3-05 of Regulation S-X for the periods specified under Rule 3-05 of Regulation S-X, within sixty days of this report.


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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             Humphrey Hospitality Trust, Inc.
                                             --------------------------------

Date:                               By:
      -------------------                    --------------------------------
                                             James I. Humphrey Jr.
                                             Chairman and President